Exhibit 10.4

PUGET ENERGY, INC.

PERFORMANCE-BASED RESTRICTED STOCK AWARD AGREEMENT

TO: Stephen P. Reynolds

We are pleased to inform you that you have been awarded by Puget Energy, Inc., a Washington corporation (the "Company"), a performance-based restricted stock award (the "Restricted Stock Award").

The terms of the Restricted Stock Award are as set forth in this Restricted Stock Award Agreement (this "Agreement"). The Restricted Stock Award is granted under the Company's 2005 Long-Term Incentive Compensation Plan (the "Plan") and, except as expressly provided otherwise herein, is limited by and subject to the express terms and conditions of the Plan. Capitalized terms that are not defined in this Agreement but defined in the Plan have the meanings given to them in the Plan.

The basic terms of the Restricted Stock Award are summarized as follows:

1.	Number of Shares of Puget Energy, Inc. Common Stock: 40,000

2.	Grant Date: May 10, 2005

3.	Fair Market Value Per Share: $22.00

4.	Vesting

Except as otherwise provided in Sections 5 and 6 of this Agreement, the restrictions on the Shares will lapse and the Shares will no longer be subject to forfeiture on the last day of the Period of Restriction, provided that both of the following conditions are met: (i) you have been continuously employed by the Company as Chief Executive Officer until the last day of the Period of Restriction and (ii) on or prior to the last day of the Period of Restriction the Compensation and Leadership Development Committee (the "Committee") has certified that the performance goals specified in Exhibit A to this Agreement (the "Performance Goals") have been satisfied and the Shares have been earned. To the extent the Performance Goals are not satisfied (with the result that either no Shares or less than all Shares have been earned) by the end of the Period of Restriction, then the unearned Shares will be forfeited, effective as of the last day of the Period of Restriction.

Early lapse of the forfeiture restrictions may occur as described in Sections 6 and 7. Shares that have been earned and with respect to which the Period of Restriction has lapsed in accordance with the preceding paragraph or Sections 6 or 7 are referred to herein as "Vested Shares." Shares that have not been earned and with respect to which the Period of Restriction has not lapsed in accordance with the preceding paragraph or Sections 6 or 7 are referred to herein as "Unvested Shares." The Unvested Shares will vest (and to the extent so vested cease to be Unvested Shares remaining subject to forfeiture) in accordance with the preceding paragraph or Sections 6 or 7. Collectively, the Unvested Shares and the Vested Shares are referred to herein as the "Shares." All Vested Shares, including Unvested Shares that are accelerated in accordance with Sections 6 or 7, will be paid in shares of Puget Energy, Inc. common stock.

5.	Period of Restriction

The "Period of Restriction" shall begin on the Grant Date and lapse, except as otherwise provided in Sections 6 and 7 of this Agreement, on the date of the 2008 Annual Shareholders Meeting.

6.	Change of Control

Upon a Change in Control of the Company, any Unvested Shares which have not been earned or are subject to the Period of Restriction will be treated as fully earned, the Period of Restriction will lapse and such Unvested Shares will become Vested Shares.

7.	Termination of Employment

Except as provided in this Section 7 and unless otherwise determined by the Committee in its sole discretion, any Shares that have not been earned and with respect to which the Period of Restriction has not lapsed, shall be forfeited by you to the Company effective as of the date of termination of your employment with the Company for any reason, including, without limitation, termination by the Company for Cause, voluntary resignation by you or the occurrence of your death or Disability.

Upon termination of your employment due to termination by the Company without Cause or termination by you for Good Reason, any Unvested Shares which have not been earned or are subject to the Period of Restriction will be treated as fully earned, the Period of Restriction will lapse and such Unvested Shares will become Vested Shares.

8.	Securities Law Compliance

Notwithstanding any other provision of this Agreement, you may not sell the Shares unless they are registered under the Securities Act or, if such Shares are not then so registered, the Company has determined that such sale would be exempt from the registration requirements of the Securities Act. The sale of the Shares must also comply with other applicable laws and regulations governing the Shares, and you may not sell the Shares if the Company determines that such sale would not be in material compliance with such laws and regulations.

9.	Transfer Restrictions

Any sale, transfer, assignment, encumbrance, pledge, hypothecation, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, whether voluntary or by operation of law, directly or indirectly, of Unvested Shares shall be strictly prohibited and void; however, such restrictions on transfer will not apply to a gratuitous transfer of the Shares; provided, that you obtain the Company's prior written consent to such transfer.

10.	Section 83(b) Election for Restricted Stock Award

You understand that under Section 83(a) of the Code, the excess of the fair market value of the Unvested Shares on the date the forfeiture restrictions lapse over the amount paid for such Shares on the Grant Date will be taxed, on the date such forfeiture restrictions lapse, as ordinary income subject to payroll and withholding tax and tax reporting, as applicable. For this purpose, the term "forfeiture restrictions" means the right of the Company to receive back any Unvested Shares upon termination of your employment with the Company if specified performance goals are not met. You understand that you may elect under Section 83(b) of the Code to be taxed at ordinary income rates on the fair market value of the Unvested Shares at the time they are acquired, rather than when and as the Unvested Shares cease to be subject to the forfeiture restrictions. Such election (an "83(b) Election") must be filed with the Internal Revenue Service within 30 days from the Grant Date of the Restricted Stock Award. You understand that (a) you will not be entitled to a deduction for any ordinary income previously recognized as a result of the 83(b) Election if the Unvested Shares are subsequently forfeited to the Company and (b) the 83(b) Election may cause you to recognize more compensation income than you would have otherwise recognized if the value of the Unvested Shares subsequently declines.

THE FORM FOR MAKING AN 83(b) ELECTION IS ATTACHED TO THIS AGREEMENT AS EXHIBIT C. YOU UNDERSTAND THAT FAILURE TO FILE SUCH AN ELECTION WITHIN THE 30-DAY PERIOD MAY RESULT IN THE RECOGNITION OF ORDINARY INCOME BY YOU AS THE FORFEITURE RESTRICTIONS LAPSE.

You further understand that an additional copy of such election form should be filed with your federal income tax return for the calendar year in which the date of this Agreement falls. You acknowledge that the foregoing is only a summary of the federal income tax laws that apply to the award of the Shares under this Agreement and does not purport to be complete.

YOU FURTHER ACKNOWLEDGE THAT THE COMPANY HAS DIRECTED YOU TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE CODE, THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH YOU MAY RESIDE, AND THE TAX CONSEQUENCES OF YOUR DEATH.

You agree to execute and deliver to the Company with this Agreement a copy of the Acknowledgment and Statement of Decision Regarding Section 83(b) Election (the "Acknowledgment") attached hereto as Exhibit B. You further agree that you will execute and deliver to the Company with this Agreement a copy of the 83(b) Election attached hereto as Exhibit C if you choose to make such an election.

11.	Assignment Separate From Certificate

As security for the faithful performance of this Agreement, you agree, upon execution of this Agreement, to deliver a stock power in the form attached as Exhibit D, executed by you, (with the transferee, certificate number, date and number of Shares left blank), along with any certificate(s) evidencing shares issued to you, to the Secretary of the Company or its designee ("Escrow Holder"), who is hereby appointed to hold such stock power and any such certificate(s) in escrow and to take all such actions and to effectuate all such transfers and/or releases of such Shares as are in accordance with the terms of this Agreement. You and the Company agree that Escrow Holder shall not be liable to any party to this Agreement (or to any other party) for any actions or omissions unless Escrow Holder is grossly negligent relative thereto. Escrow Holder may rely on any letter, notice or other document executed by any signature purported to be genuine and may rely on advice of counsel and obey any order of any court with respect to the transactions contemplated in this Agreement. The Shares may be released from escrow as they cease to be Unvested Shares.

12.	Legends

You understand and agree that the Unvested Shares are subject to forfeiture and that the certificate(s) representing the Unvested Shares will bear a legend in substantially the following form:

"The securities represented by this certificate are subject to certain restrictions on transfer and forfeiture restrictions and may not be sold, assigned, transferred, encumbered or in any way disposed of except as set forth in a performance-based restricted stock award agreement between the issuer and the original recipient of these shares, a copy of which may be obtained at the principal office of the issuer. Such transfer restrictions and forfeiture restrictions are binding on transferees of these shares."

13.	Stop-Transfer Notices

You understand and agree that, in order to ensure compliance with the restrictions referred to in this Agreement, the Company may issue appropriate "stop-transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records. The Company will not be required to (a) transfer on its books any Shares that have been sold or transferred in violation of the provisions of this Agreement or (b) treat as the owner of the Shares, or otherwise accord voting, dividend or liquidation rights to, any transferee to whom the Shares have been transferred in contravention of this Agreement.

14.	Independent Tax Advice

You acknowledge that determining the actual tax consequences to you of receiving or disposing of the Shares may be complicated. These tax consequences will depend, in part, on your specific situation and may also depend on the resolution of currently uncertain tax law and other variables not within the control of the Company. You are aware that you should consult a competent and independent tax advisor for a full understanding of the specific tax consequences to you of receiving or disposing of the Shares. Prior to executing this Agreement, you either have consulted with a competent tax advisor independent of the Company to obtain tax advice concerning the Shares in light of your specific situation or have had the opportunity to consult with such a tax advisor but have chosen not to do so.

15.	Withholding and Disposition of Shares

You agree to make arrangements satisfactory to the Company for the payment of any federal, state, local or foreign withholding tax obligations that arise either upon receipt of the Shares or as the forfeiture restrictions on any Shares lapse. In accordance with the Plan, you may use Vested Shares as a means to pay any applicable tax withholding obligations due hereunder.

16.	General Provisions

16.1	Notices

Any notice required in connection with (a) the Company's forfeiture rights or (b) the disposition of any Shares covered thereby will be given in writing and will be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and addressed to the party entitled to such notice at the address indicated in this Agreement or at such other address as such party may designate by ten days' advance written notice under this Section 16.1 to all other parties to this Agreement.

16.2	No Waiver

No waiver of any provision of this Agreement will be valid unless in writing and signed by the person against whom such waiver is sought to be enforced, nor will failure to enforce any right hereunder constitute a continuing waiver of the same or a waiver of any other right hereunder.

16.3	Undertaking

You hereby agree to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either you or the Shares pursuant to the express provisions of this Agreement.

16.4	Entire Contract

This Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and will in all respects be construed in conformity with the express terms and provisions of the Plan.

16.5	Successors and Assigns

The provisions of this Agreement will inure to the benefit of, and be binding on, the Company and its successors and assigns and you and your legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person will have become a party to this Agreement and agreed in writing to join herein and be bound by the terms and conditions hereof.

16.6	Shareholder of Record

During the Period of Restriction, you will be recorded as a shareholder of the Company and will be entitled to receive any cash dividends paid with respect to the Shares, regardless of whether such Shares have become Vested Shares. All stock dividends paid with respect to Unvested Shares will be added to the Restricted Stock Award and will be subject to all the terms and conditions of this Agreement and the Plan.

During the Period of Restriction, you may exercise all voting rights with respect to the Unvested Shares as if you were the owner of such Shares.

16.7	Counterparts

This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but which, upon execution, will constitute one and the same instrument.

16.8	Governing Law

This Agreement will be governed by and construed in accordance with the laws of the State of Washington.

IN WITNESS WHEREOF, the parties have executed this Agreement dated May 12, 2005.

PUGET ENERGY, INC. By: /s/ Phyllis J. Campbell
Phyllis J. Campbell Title: Chair, Compensation and Leadership Development Committee, Puget Energy, Inc. Board of Directors

EXECUTIVE /s/ Stephen P. Reynolds
Stephen P. Reynolds

EXHIBIT B

ACKNOWLEDGMENT AND STATEMENT OF DECISION REGARDING SECTION 83(b) ELECTION

The undersigned, a recipient of 40,000 shares of Common Stock of Puget Energy, Inc., a Washington corporation (the "Company"), pursuant to a restricted stock award granted under the terms of the Company's 2005 Long-Term Incentive Compensation Plan (the "Plan"), hereby states as follows:

1. The undersigned acknowledges receipt of a copy of the Restricted Stock Award Agreement and Plan relating to the offering of such shares. The undersigned has carefully reviewed the Plan and the Restricted Stock Award Agreement pursuant to which the award was granted.

2. The undersigned either (check and complete as applicable)
(a)   has consulted, and has been fully advised by, the undersigned's own tax advisor, ________________________, whose business address is _________________________, regarding the federal, state and local tax consequences of receiving shares under the Plan, and particularly regarding the advisability of making an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and pursuant to the corresponding provisions, if any, of applicable state law, or

(b)   has knowingly chosen not to consult such a tax advisor.

3. The undersigned hereby states that the undersigned has decided (check as applicable)
(a)   to make an election pursuant to Section 83(b) of the Code, and is submitting to the Company, together with the undersigned's executed Restricted Stock Award Agreement, an executed form entitled "Election Under Section 83(b) of the Internal Revenue Code of 1986", or

(b)   not to make an election pursuant to Section 83(b) of the Code.

4. Neither the Company nor any subsidiary or representative of the Company has made any warranty or representation to the undersigned with respect to the tax consequences of the undersigned's acquisition of shares under the Plan or of the making or failure to make an election pursuant to Section 83(b) of the Code or the corresponding provisions, if any, of applicable state law.

Dated:	Recipient

Print Name

EXHIBIT C

ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code, to include in taxpayer's gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer's receipt of the property described below:

1.	The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME OF TAXPAYER:

ADDRESS:

IDENTIFICATION NO. OF TAXPAYER:

TAXABLE YEAR: ___________

2.	The property with respect to which the election is made is described as follows: 40,000 shares of the Common Stock of Puget Energy, Inc., a Washington corporation (the "Company").

3.	The date on which the property was transferred is: May __, 2005.

4.	The property is subject to the following restrictions:

The property is subject to a forfeiture right pursuant to which the Company can reacquire the Shares if for any reason taxpayer's services with the Company are terminated and specified performance goals are not met. The Company's right to receive back the shares lapses on the date of the 2008 Annual Shareholders Meeting, provided specified performance goals have been met on or before that date.

5.
The aggregate fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $_______________ (__________________ dollars)

6.	The amount (if any) paid for such property is: $0.00

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned's receipt of the above-described property. The undersigned is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner of Internal Revenue.

Dated:
Taxpayer

DISTRIBUTION OF COPIES

1.	File original with the Internal Revenue Service Center where the taxpayer's income tax return will be filed. Filing must be made by no later than 30 days after the date the property was transferred.

2.	Attach one copy to the taxpayer's income tax return for the taxable year in which the property was transferred.

3.	Mail one copy to the Company at the following address:

EXHIBIT D

STOCK POWER AND ASSIGNMENT
SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________, _________ shares of the Common Stock of Puget Energy, Inc., a Washington corporation, standing in the undersigned's name on the books of said corporation represented by Certificate No. ___ delivered herewith, and does hereby irrevocably constitute the Secretary of said corporation as attorney-in-fact, with full power of substitution, to transfer said stock on the books of said corporation.

Dated:

Signature:

Please print name:

Please see Section 11 of the Restricted Stock Award Agreement for information on completing this form.